                                                   Registration No. ___________

                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
                            --------------------------

                        INTEGRATED SENSOR SOLUTIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                  77-0212047
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. employer identification no.)
incorporation or organization)

                                 625 River Oaks Parkway
                                   San Jose, CA 95134
                    ---------------------------------------------------
                    (Address of principal executive offices) (Zip code)

                     INTEGRATED SENSOR SOLUTIONS, INC. 1997 STOCK PLAN,
                      INTEGRATED SENSOR SOLUTIONS, INC. 1989 INCENTIVE
                                    STOCK OPTION PLAN
                      INTEGRATED SENSOR SOLUTIONS, INC. 1997 EMPLOYEE
                                 STOCK PURCHASE PLAN AND
                            INDIVIDUAL STOCK OPTION AGREEMENT
                    ---------------------------------------------------
                               (Full title of the plan)

                                 David Satterfield
                     Vice President, Finance and Administration
                         Integrated Sensor Solutions, Inc.
                               625 River Oaks Parkway
                                 San Jose, CA 95134
                     -------------------------------------------
                       (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/324-1044

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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
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                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                                   Proposed              Proposed
                                                    maximum               maximum          Amount of
 Title of securities             Amount to be    offering price          aggregate        registration
 to be registered (1)             registered      per share(2)        offering price(2)       fee
-------------------------------------------------------------------------------------------------------
1997 STOCK PLAN

Common Stock                       603,107           $8.25              $4,975,632.75
par value $0.001                   187,910            3.06                 575,004.60

1989 INCENTIVE STOCK
OPTION PLAN

Common Stock                       278,067            8.25               2,294,052.75
par value $0.001

1997 EMPLOYEE STOCK
PURCHASE PLAN

Common Stock par                   250,000            7.01                  1,752,500
value $0.001

INDIVIDUAL STOCK OPTION
AGREEMENT

Common Stock par
value $0.001                           800           1.125                    900

TOTALS                           1,319,884                               9,598,090.10       $2,831.44

----------------------

(1) The securities to be registered include options and rights to acquire such Common Stock.

(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options granted under the 1997 Stock Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 1997 Stock Plan and 1989 Incentive Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on April 28, 1998, as reported on the National Association of Securities Dealers Automated Quotations System. The Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and therefore, the price for shares issuable under this plan is based upon 85% of the average of the high and low prices of the Company's Common Stock on April 28, 1998, as reported on National Association of Securities Dealers Automated Quotations System. As to the 800 shares subject to the individual stock option agreement, the price is based upon the exercise price.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                 --------------------------------------------------

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               Integrated Sensor Solutions, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

               (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), containing audited financial statements for the Company's latest fiscal year ended March 31, 1997, as filed with the Commission. The prospectus is included in the Company's Registration Statement on Form SB-2 (No. 333-41351, effective March 12, 1998).

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 26, 1998 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES

               The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Inapplicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

               The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

 ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

               Inapplicable.

ITEM 8.        EXHIBITS

               See Exhibit Index.

ITEM 9.        UNDERTAKINGS

               (a)  RULE 415 OFFERING

                    The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act;

                         (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

                    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURE
                                  ---------

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 29, 1998.

                                             Integrated Sensor Solutions, Inc.


                                             By:  /s/ DAVID SATTERFIELD
                                                  -----------------------------
                                                  David Satterfield
                                                  Vice President, Finance and
                                                  Administration

                          SIGNATURES AND POWER OF ATTORNEY
                          --------------------------------

               The officers and directors of Integrated Sensor Solutions, Inc., whose signatures appear below, hereby constitute and appoint Manher D. Naik and David Satterfield, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 29, 1998.

Signature                               Title
----------------------------------------------------------------------------------
     /s/ MANHER D. NAIK                 Chairman, President and Chief Executive
---------------------------------       Officer (Principal Executive Officer)
Manher D. Naik

     /s/ DAVID SATTERFIELD              Vice President, Finance and Administration
---------------------------------       (Principal Financial and Principal Accounting
David Satterfield                       Officer)

     /s/ YUTAKA MORI                    Director
---------------------------------
Yutaka Mori

     /s/ VINOD K. SOOD                  Director
---------------------------------
Vinod K. Sood

     /s/ STUART D. BOYD                 Director
---------------------------------
Stuart D. Boyd

     /s/ Y. S. FU                       Director
---------------------------------
Y.S. Fu

     /s/ SHIGERU MIYASHITA              Director
---------------------------------
Shigeru Miyashita

                      EXHIBIT INDEX
                      -------------


4.1 Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on October 14, 1995, is incorporated by reference to Exhibit 3.1 to the Company's Amendment
       No. 1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on February 5, 1998 (No. 333-41351)

4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration
       Statement on Form SB-2 filed with the Securities and Exchange Commission on December 2, 1997 (No. 333-41351)

5      Opinion re legality

23.1   Consent of Counsel (included in Exhibit 5)

23.2   Consent of Ernst & Young LLP

24 Power of Attorney (included in signature pages to this registration statement)